UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Item 3.02     Unregistered Sales of Equity Securities.

As previously disclosed, on January 17, 2020, Aethlon Medical, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers warrants (the “Purchase Warrants”) to purchase up to an aggregate of 942,689 shares of the Company’s common stock (the “Purchase Warrant Shares”). On January 22, 2020, the Company closed the private placement and issued the Purchase Warrants to the Purchasers. The Purchase Warrants are exercisable immediately at an exercise price of $2.75 per share and will expire five and one-half years from the issuance date.

The Purchase Warrants and Purchase Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. In connection with the each Purchaser’s execution of the Purchase Agreement, each such Purchaser represented to the Company that it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Each Purchaser, either alone or together with its representatives, has sufficient knowledge and experience to be considered a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the Purchase Warrants or the Purchase Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

Pursuant to a letter agreement dated as of January 16, 2020, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the private placement and a concurrent registered direct offering (together, the “Offering”) of an aggregate of 1,885,378 shares of the Company’s common stock at a purchase price per share of $2.00 (the “Shares”), for aggregate gross proceeds to the Company of approximately $3.77 million, before deducting fees payable to Wainwright and other estimated offering expenses payable by the Company. The Company agreed to pay Wainwright a cash fee of 6.0% of the aggregate gross proceeds in the Offering, excluding the proceeds, if any, from the exercise of the Purchase Warrants. The Company also agreed to pay Wainwright an additional 1.0% of the aggregate gross proceeds in the Offering as a management fee and to pay Wainwright for certain expenses in connection with the Offering in an aggregate amount not to exceed $82,900. In addition, Wainwright received placement agent warrants on substantially the same terms as the Purchase Warrants in an amount equal to 3.0% of the aggregate number of Shares sold in the offering, or 56,561 shares of Common Stock, at an exercise price of $2.50 per share and a term expiring on January 17, 2025 (the “Placement Agent Warrants,” and the shares of common stock issuable thereunder, the “Placement Agent Warrant Shares”).

The Placement Agent Warrants and Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: January 22, 2020	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

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